Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in SRx Health Solutions Inc. Registration Statement on Form S-4 under the U.S Securities Act of 1933, of our auditor’s report dated December 5, 2025, relating to the consolidated financial statements and financial statement schedules of SRx Health Solutions Inc. for the year ended September 30, 2025, as filed with the United States Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the Form S-4.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

April 14, 2026